STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (the "Agreement") is made and entered into as of the 24th day of September, 2004, between Valhi, Inc. ("Valhi") and Valcor, Inc. ("Valcor"), each a Delaware corporation (Valhi and Valcor each a "Seller" and collectively the "Sellers"), and NL Industries, Inc., a New Jersey corporation ("Purchaser").

                                    Recitals

         A. Valcor wishes to sell 10,000,000 shares (the "Valcor Shares") of Class B common stock, $0.01 par value per share, of CompX International Inc. ("CompX"), a Delaware corporation,

         B. Valhi wishes to sell 374,000 shares (the "Valhi Shares") of Class A common stock, $0.01 par value per share, of CompX, and

         C. Purchaser wishes to purchase the Valcor Shares and the Valhi Shares (collectively, the "Shares"), on the terms and subject to the conditions set forth in this Agreement (the "Transaction").

                                    Agreement

         The parties agree as follows:

                                   ARTICLE I.
                                 THE TRANSACTION

         Section 1.1 Purchase and Sale of Shares. Against payment of the purchase price therefor as specified in Section 1.2, each of Valcor and Valhi hereby sells, transfers, assigns and delivers to Purchaser the Valcor Shares and the Valhi Shares, respectively, and delivers certificates representing the Valcor Shares and the Valhi Shares, respectively, accompanied by stock powers duly endorsed in blank.

Section 1.2 Purchase Price and Payment. Purchaser hereby purchases all of the Shares for a purchase price of $16.25 per Share, payment for which is hereby made by means of two promissory notes that the Purchaser has caused Kronos Worldwide, Inc., an affiliate of the Purchaser ("Kronos Worldwide"), to execute as maker in the original principal amounts of $6,077,500 and $162,500,000 and payable to Valhi and Valcor, respectively (the "Notes"). The Notes have substantially identical terms as that certain Promissory Note dated December 8, 2003 in the original principal amount of $200 million executed by Kronos Worldwide as maker and payable to Purchaser, which original promissory note has been divided in substitution and replacement pursuant to Purchaser's instructions in order to create the Notes.

                                  ARTICLE II.
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Each Seller hereby jointly and severally represents and warrants to Purchaser as of the date hereof as follows:

         Section 2.1 Organization and Standing of CompX and the Sellers. CompX is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of CompX's subsidiaries is an organization duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of CompX and its subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction would not have a Material Adverse Effect (as defined in Section 2.22 below) on CompX. Neither CompX nor any of its subsidiaries is in default in the performance, observance or fulfillment of any provision of its certificate of incorporation or bylaws. CompX has elected not to be governed by Section 203 of the Delaware General Corporation Law. Each of the Sellers is a corporation organized, validly existing and in good standing under the laws of the State of Delaware.

         Section 2.2 Subsidiaries of CompX. Except for the subsidiaries described in Exhibit 21.1 to CompX's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission or as set forth in Section 2.2 to the disclosure schedules to this Agreement (the "CompX Disclosure Schedule"), CompX does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise. CompX is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such entity or any other person. CompX owns, directly or indirectly, each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of its subsidiaries. Except as set forth in
Section 2.2 to the CompX Disclosure Schedule, each of the outstanding shares of capital stock of each of CompX's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by CompX free and clear of all liens, pledges, security interests, claims or other encumbrances. There are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any of CompX's subsidiaries, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of any of CompX's subsidiaries, and neither CompX nor any of its subsidiaries has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of any of CompX's subsidiaries or any predecessor thereof.

         Section 2.3 Corporate Power and Authority of Sellers. Each of the Sellers has all requisite corporate power and authority, without having to obtain the consent or approval of any other person, to enter into and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Transaction. The execution and delivery of this Agreement by each of the Sellers have been duly authorized by all necessary corporate action on the part of each of the Sellers. This Agreement has been duly executed and delivered by each of the Sellers, and constitutes the legal, valid and binding obligation of each of the Sellers enforceable against it in accordance with the terms of this Agreement.

         Section 2.4 Capitalization of CompX. As of September 22, 2004, CompX's authorized capital stock consisted solely of: (a) 20,000,000 shares of Class A common stock, par value $0.01 per share ("Class A Common Stock"), of which (i) 5,169,780 shares were issued and outstanding, (ii) no shares were issued and held in treasury (which does not include the shares reserved for issuance set forth in clause (iii) below), and (iii) 570,500 shares were reserved for issuance upon the exercise of outstanding options to purchase shares of Class A Common Stock ("Class A Options"); (b) 10,000,000 shares of Class B common stock, par value $0.01 per share ("Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), of which (i) 10,000,000 shares were issued and outstanding, (ii) no shares were issued and held in treasury (which does not include the shares reserved for issuance set forth in clause (iii) below), and
(iii) no shares were reserved for issuance upon the exercise of outstanding options to purchase shares of Class B Common Stock (the "Class B Options" and, together with the Class A Options, the "Options"); and (c) 1,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"), of which (i) no shares were issued and outstanding, (ii) no shares were issued and held in treasury and (iii) no shares were reserved for issuance upon the exercise of outstanding options to purchase shares of Preferred Stock. No other shares of capital stock or other securities of CompX are outstanding. None of CompX's subsidiaries owns any capital stock of CompX. Each outstanding share of CompX capital stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. Other than as set forth in the first sentence of this Section 2.4 or in
Section 2.4 to the CompX Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer of any securities of CompX, nor are there outstanding any securities that are convertible into or exchangeable for any shares of CompX capital stock, and neither CompX nor any of its subsidiaries has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of CompX or any predecessor. The issuance and sale of all of the shares of capital stock described in this Section 2.4 have been in compliance with United States federal and state securities laws. Section 2.4 to the CompX Disclosure Schedule accurately sets forth the names of all holders of CompX capital stock subject to transfer restrictions, including the number of shares of each class of CompX capital stock held by that holder and the vesting schedule with respect to the CompX capital stock. Neither CompX nor any of its subsidiaries has agreed to register any securities under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), or under any state securities law or granted registration rights to any individual or entity; complete and correct copies of any such agreements have previously been provided to Purchaser. There are no outstanding shares of restricted stock of CompX.

         Section 2.5 Conflicts; Consents and Approvals. Neither the execution and delivery of this Agreement by the Sellers nor the consummation of the transactions contemplated by this Agreement will:

                  (a) conflict with, or result in a breach of any provision of, the certificate of incorporation or bylaws of CompX or either of the Sellers;

                  (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of CompX or either of the Sellers or any of their subsidiaries under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which CompX or the Sellers or any of their subsidiaries is a party;

                  (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to CompX or the Sellers or any of their subsidiaries or any of their respective properties or assets; or

                  (d) require any action or consent or approval of, or review by, or registration or filing by CompX or the Sellers or any of their affiliates with, any third party or any local, domestic, foreign or multinational court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency instrumental ability or authority ("Governmental Authority"); except in the case of Sections 2.5(c) and 2.5(d) for any of the foregoing that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on CompX or a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated by this Agreement.

         Section 2.6 Brokerage and Finders' Fees; Expenses. None of the Sellers, CompX or any stockholder, director, officer, employee or affiliate thereof has incurred or will incur on behalf of CompX or its subsidiaries, any brokerage, finders', advisory or similar fee in connection with the Transaction.

         Section 2.7 CompX SEC Documents; Securities Law Matters. CompX and its subsidiaries have timely filed with the Securities and Exchange Commission (the "Commission") all forms, reports, schedules, statements and other documents required to be filed by them since January 1, 2001 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act (as supplemented and amended since the time of filing, collectively, the "CompX SEC Documents"). The CompX SEC Documents, including any financial statements or schedules included in the CompX SEC Documents, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any CompX SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of CompX and its subsidiaries included in the CompX SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any CompX SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject, in the case of unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of CompX and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. None of CompX's subsidiaries is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the Commission, any stock exchange or any other comparable Governmental Authority.

         With respect to each Annual Report on Form 10-K and each Quarterly Report on Form 10-Q included in the CompX SEC Documents filed since January 1, 2001, the financial statements and other financial information included in such reports fairly present in all material respects the financial condition and results of operations of CompX as of, and for, the periods presented in the CompX SEC Documents. CompX's principal executive officer and its principal financial officer have disclosed to CompX's auditors and the audit committee of the board of directors, based on their most recent evaluation, (i) all significant deficiencies in the design or operation of internal controls that could adversely affect CompX's ability to record, process, summarize and report financial data and have identified for CompX's auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in CompX's internal controls. CompX has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to CompX, including its consolidated subsidiaries, is made known to CompX's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and, to the best knowledge of the Sellers (as described in Section 2.23 below), such disclosure controls and procedures are effective in timely alerting CompX's principal executive officer and its principal financial officer to material information required to be included in CompX's periodic reports required under the Exchange Act. There are no outstanding loans made by CompX or any of its subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of CompX. Since the enactment of the Sarbanes-Oxley Act of 2002, neither CompX nor any of its subsidiaries has made any loans to any executive officer or director of CompX or any of its subsidiaries.

         Section 2.8 Compliance with Law. Except as disclosed in the CompX SEC Documents, CompX and its subsidiaries are in compliance, and at all times since January 1, 2001 have been in compliance, in each case, in all material respects, with all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by, any Governmental Authority ("Applicable Laws") relating to CompX and its subsidiaries or their business or properties, except where noncompliance with Applicable Laws would not be reasonably expected to have a Material Adverse Effect on CompX.

         Except as disclosed in the CompX SEC Documents, no investigation or review by any Governmental Authority with respect to CompX or any of its subsidiaries is pending, or, to the best knowledge of the Sellers, threatened, nor has any Governmental Authority indicated in writing an intention to conduct such an investigation or review, except where any investigation or review would not be reasonably expected to have a Material Adverse Effect on CompX.

         To the best knowledge of the Sellers, neither CompX, nor any of CompX's respective officers, directors, stockholders, employees, agents and/or representatives has directly or indirectly (i) offered or paid any remuneration, in cash or in kind, to or made any financial arrangements with, any past or present customers, past or present suppliers, contractors or third party payors in order to obtain business or payments from such persons, (ii) given or agreed to give or is aware that there has been made that or there is any agreement to make any material gift or gratuitous payment of any kind nature or description to any customer or potential customer supplier or potential supplier, contractor or third party payor or any other person, (iii) made or agreed to make or is aware that that there has been made or that there is any agreement to make, any material contribution, payment or gift of funds or property to or for the private use of any governmental official, employee or agent where either the contribution, payment or gift is illegal under applicable laws or regulations,
(iv) made, or agreed to make or is aware that there has been made or that there is any agreement to make any material payment to any person with the intention or understanding that any part of such payment would be used for any purpose other than that described in the document supporting such payment, and/or (v) conducted business other than in compliance with all applicable anti-kickback laws and regulations, including but not limited to 42 U.S.C. 1320 a-7b(b) as amended or any applicable state anti-kickback or other similar state or federal laws.

         Section 2.9 Litigation. Products Liability. Except as set forth in the CompX SEC Documents, there is no suit, claim, action, proceeding, hearing, notice of violation, demand letter or investigation (an "Action") pending, or, to the best knowledge of the Sellers, threatened, against CompX or any of its subsidiaries or any executive officer or director of CompX or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect on CompX or a material adverse effect on the ability of the Sellers to consummate the Transaction. Neither CompX nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that, individually or in the aggregate, insofar as can be reasonably foreseen, would be reasonably expected to have a Material Adverse Effect on CompX or a material adverse effect on the ability of the Sellers to consummate the Transaction. Since January 1, 2001, neither CompX nor any of its subsidiaries have been subject to any outstanding order, writ, injunction or decree relating to CompX's or any of its subsidiaries' method of doing business or its or their relationship with past, existing or future users or purchasers of any goods or services of CompX or any of its subsidiaries, except in all cases where such order, writ, injunction or decree would not reasonably be expected to have a Material Adverse Effect on CompX. There is no Action presently pending, or, to the best knowledge of the Sellers, threatened, against CompX relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any product manufactured, distributed or sold by or on behalf of CompX or any of its subsidiaries, except in all cases where the Action would not reasonably be expected to have a Material Adverse Effect on CompX. Neither CompX nor any of its subsidiaries has extended to its customers any written nonuniform product warranties, indemnifications or guarantees, except in all cases where such warranty, indemnification or guarantee is not reasonably expected to have a Material Adverse Effect on CompX.

         Section 2.10 No Material Adverse Change. Except as set forth in Section
2.10 to the CompX Disclosure Schedule, since December 31, 2003, there has been no material adverse change in the assets, liabilities, business, results of operations or financial condition of CompX and its subsidiaries taken as a whole or any event, occurrence or development that would reasonably be expected to have a Material Adverse Effect on CompX or a material adverse effect on the ability of the Sellers to consummate the Transaction.

         Section 2.11 Taxes.

                  (a) Each of CompX, its subsidiaries, and any Company Group (defined below) has (i) timely filed all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns ("Tax Returns") required by applicable law to be filed by any of them prior to or as of the date hereof, except where the failure to so file would not be reasonably expected to have a Material Adverse Effect on CompX, and (ii) withheld all Taxes (defined below) required to be withheld by any of them, and paid all Taxes required to be paid by any of them, except where the failure to so withhold or pay would not be reasonably expected to have a Material Adverse Effect on CompX. For purposes of this Agreement, (x) "Company Group" means any group of corporations, of which CompX is or has been a member, which files or has filed consolidated federal income tax returns or combined, unitary, or consolidated state tax returns, and
         (y) "Taxes" shall include all federal, state, local and foreign income, withholding, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions with respect thereto.

                  (b) The most recent audited financial statements for CompX reflect an adequate reserve for all Taxes payable by CompX and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements, and, after such date, none of CompX or any of its subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business.

                  (c) There are no material liens for Taxes with respect to any of the properties of CompX or its subsidiaries, other than statutory liens for Taxes not yet due.

                  (d) (i) No Tax Return of CompX, its subsidiaries, or any Company Group is under audit or examination by any taxing authority that would be reasonably expected to have a Material Adverse Effect on CompX, (ii) no deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against CompX, its subsidiaries, or any Company Group that would be reasonably expected to have a Material Adverse Effect on CompX, (iii) no requests for waivers of the time to assess any Taxes are pending or have been agreed to by CompX, its subsidiaries, or any Company Group, and (iv) the relevant statute of limitations is closed with respect to the federal, foreign and material state and local Tax Returns of CompX, its subsidiaries, and any Company Group for all years through 2000.

                  (e) Neither CompX nor any of its subsidiaries is a party to or is bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes, other than the Tax Sharing Agreement, dated January 2, 1998, among Valcor, CompX, and Valhi.

                  (f) Neither CompX nor any of its subsidiaries will be required to include in a taxable period ending after the date of this Agreement any taxable income attributable to income that accrued, but was not recognized, on or prior to the date of this Agreement, as a result of an adjustment under Section 481 of the Internal Revenue Code of 1986, as amended, or any comparable provision of state, local, or foreign Tax law, or for any other reason.

         Section 2.12 Intellectual Property. "Intellectual Property" means the collective reference to, whether or not registered, United States and foreign patents, patent application, trademarks, trademark applications, trade names, service marks, and the associated goodwill, technical knowledge and processes, formal or informal licensing, arrangements, blueprints, internet domain names, websites, technical specifications, copyrights, copyright applications, trade secrets, designs, rights in designs, know-how, inventions (whether or not patentable), and all embodiments of the foregoing and rights thereto.

                  (a) CompX owns or possesses licenses or other rights to use all Intellectual Property necessary to the conduct of the business as currently conducted.

                  (b) To the Sellers' best knowledge, CompX has not interfered with, infringed upon, misappropriated or otherwise come into conflict with the Intellectual Property of any third party or committed any acts of unfair competition and no claims have been asserted by any third party alleging such interference, infringement, misappropriation, conflict or act of unfair competition.

                  (c) To the Sellers' best knowledge, no third party is infringing upon the Intellectual Property owned or used by CompX, and CompX has not notified any third party that it believes that such third party is interfering with, infringing, misappropriating or otherwise acting in conflict with the Intellectual Property owned or used by CompX, or engaging in any act of unfair competition or has done any of the foregoing, except for such infringements, interference, misappropriation or other acts that would not be reasonably expected to have a Material Adverse Effect.

                  (d) There is no Intellectual Property developed by any shareholder, director, officer, consultant or employee of CompX that is used in CompX's business and that has not been transferred to, or is not owned free and clear of any liens by, CompX (except for liens granted to third party institutional lenders).

                  (e) CompX has taken reasonable and practicable steps (including, without limitation, entering into confidentiality and nondisclosure agreements with all officers, directors and employees of and consultants to CompX with access to or knowledge of its Intellectual Property) designed to safeguard and maintain the secrecy, confidentiality and proprietary nature of the Intellectual Property owned or used by CompX.

                  (f) CompX has taken (or has ensured that the owner of its Intellectual Property has taken) all necessary action in all appropriate jurisdictions to register and maintain the registration of all of its Intellectual Property that may be registered, except where the failiure to so act would not be reasonably expected to have a Material Adverse Effect.

         Section 2.13 Title to and Condition of Properties. CompX and its subsidiaries own or hold under valid leases all real property, plants, machinery and equipment necessary for the conduct of the business of CompX and its subsidiaries as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would reasonably be expected to have a Material Adverse Effect on CompX. The buildings, plants, machinery and equipment necessary for the conduct of the businesses of CompX and its subsidiaries as presently conducted are structurally sound, are in good operating condition and repair, normal wear and tear excepted, and are adequate for the uses to which they are being put, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

         Section 2.14 Employee Benefit Plans. All employee benefit plans (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all other pension, profit sharing, deferred compensation, stock option, employee stock purchase, insurance, vacation, sick leave, and other employee benefit plans or arrangements sponsored or maintained by CompX, or with respect to which CompX has or may have any liability (all are referred to herein as "Employee Benefit Plans"), are and have been at all times fully funded and are and have been at all times in compliance in all material respects with all applicable provisions of ERISA and all other applicable laws.

         Section 2.15 Contracts. Except as disclosed in the CompX SEC Documents, neither CompX nor any of its subsidiaries is a party to or otherwise bound by any written or oral contracts, agreements, guarantees, leases and executory commitments, (each, a "Contract") that fall within any of the following categories: (a) Contracts not entered into in the ordinary course of CompX's or any of its subsidiaries business other than those that are not material to the business of CompX or any of its subsidiaries, (b) joint venture, partnership and similar agreements, (c) Contracts that are service contracts or equipment leases involving payments by CompX and any of its subsidiaries, in the aggregate, of more than $250,000 per year, (d) Contracts containing covenants purporting to limit CompX's or any of its subsidiaries' right to compete in any line of business, sell, supply or distribute any product, in each case, in any geographic area or to hire any individual or group of individuals, (e) Contracts that would have the effect of limiting the freedom of Purchaser or any of its subsidiaries (other than CompX and any of its subsidiaries) to compete in any line of business in any geographic area or to hire any individual or group of individuals, (f) Contracts that contain minimum purchase conditions in excess of $250,000 or requirements or other terms that restrict or limit the purchasing relationships of CompX or any of its affiliates, or any customer, licensee or lessee thereof, (g) Contracts relating to any outstanding commitment for capital expenditures in excess of $250,000, (h) Contracts relating to the lease or sublease of or sale or purchase of real or personal property not cancelable by CompX or any of its subsidiaries (without premium or penalty) within one month,
(i) Contracts with any labor organization or union, (j) indentures, mortgages, promissory notes, loan agreements, guarantees of borrowed money in excess of $1,000,000, letters of credit or other agreements or instruments of CompX or any of its subsidiaries or commitments for the borrowing or the lending of amounts in excess of $1,000,000 by CompX or any of its subsidiaries or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of CompX or any of its subsidiaries, (k) Contracts involving annual revenues to the businesses of CompX and any of its subsidiaries in excess of 5% of CompX's 2003 annual revenues, (l) Contracts providing for "earn-outs," "savings guarantees," "performance guarantees," or other contingent payments by CompX or any of its subsidiaries involving more than $1,000,000 over the term of the Contract and (m) Contracts with or for the benefit of any of CompX's affiliates or immediate family member thereof (other than CompX's subsidiaries) involving more than $60,000 in the aggregate per affiliate. All Contracts disclosed in the CompX SEC Documents are valid and binding obligations of CompX or of its subsidiary, and, to the best knowledge of the Sellers, the valid and binding obligation of each other party thereto, except such Contracts that, if not so valid and binding, would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on CompX. None of CompX, any of its subsidiaries, and, to the best knowledge of the Sellers or any other party thereto, is in violation of or in default in respect of, nor has there occurred an event or condition that with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any such Contract except such violations or defaults under or terminations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on CompX.

         Section 2.16 Labor Matters.

                  (a) To the Sellers' best knowledge, no officer, employee, or any group of employees, intends to terminate his, her or their employment with CompX, and CompX has no present intention to terminate the employment of any officer, employee or group of employees.

                  (b) CompX is in  compliance  with the terms of its  collective
         bargaining   agreement  and,  to  the  Sellers'  best  knowledge,   the
         applicable union is in compliance with the terms thereof.

                  (c) CompX is in compliance in all material respects with all currently applicable laws and regulations respecting wages, hours, occupational safety, health and employment practices, and discrimination in employment terms and conditions, and is not engaged in any unfair labor practice except, in each case, where such practice or failure to comply, individually or collectively, would not reasonably be expected to have a Material Adverse Effect on CompX.

                  (d) There are no proceedings pending or, to the Sellers' best knowledge, threatened, between CompX and any of its current or former employees, including any applicable unions.

         Section 2.17 Undisclosed Liabilities. To the best knowledge of the Sellers, except (a) as and to the extent disclosed or reserved against on the balance sheet of CompX as of December 31, 2003 included in the CompX SEC Documents, (b) as incurred after the date thereof in the ordinary course of business consistent with prior practice or (c) as disclosed in the CompX SEC
Documents,   neither  CompX  nor  its  subsidiaries   have  any  liabilities  or
obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on CompX.

         Section 2.18 Permits; Compliance. CompX and its subsidiaries are in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on business as it is now being conducted (collectively, the "CompX Permits"), and there is no Action pending, or, to the best knowledge of the Sellers, threatened, regarding any of the CompX Permits. CompX is not in conflict with, or in default or violation of any of the CompX Permits, except for any such conflicts, defaults or violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on CompX.

         Section 2.19 Environmental Matters. Except as disclosed in the CompX SEC Documents, CompX and its subsidiaries and all properties owned or operated by CompX or its subsidiaries are in compliance with all federal, state and local laws governing hazardous substances, pollution or the protection of the environment ("Environmental Laws"), except where the failure to comply with Environmental Laws would not be reasonably expected to have a Material Adverse Effect on CompX. Except as disclosed in the CompX SEC Documents, no written claim has been received by CompX or any of its subsidiaries from any governmental entity alleging that CompX or any of its subsidiaries is not in compliance with any Environmental Law and there has been no release of a Hazardous Substance, as such term is defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., on any of the real properties now or previously owned or operated by CompX or any of its subsidiaries for which CompX or such subsidiary could reasonably be expected to have a liability, except where such claim or release would not reasonably be expected to have a Material Adverse Effect on CompX.

         Section 2.20 Insurance. CompX and its subsidiaries presently are insured and during each of the past five calendar years have been insured against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. CompX's insurance policies are in all material respects in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event that, with the giving of notice or lapse of time or both, would constitute a default thereunder. Such insurance policies are in all material respects in amounts that are customary, adequate and suitable in relation to the business, assets and liabilities of CompX or any of its subsidiaries and all premiums to date have been paid in full.

         Section 2.21 Ownership of Shares. Each of the Sellers is the record and beneficial owner of the Shares being sold by it hereunder and, upon consummation of the Transaction, Purchaser will acquire good title to such Shares, free and clear of any liens, encumbrances, security interests, restrictive agreements or claims of any nature whatsoever, other than restrictions on transfer imposed by applicable federal and state securities laws.

         Section 2.22 Material Adverse Effect. For the purposes of any provision of this Agreement, a "Material Adverse Effect" with respect to any party hereto shall be deemed to occur if (a) in any individual representation or warranty in this Agreement, when read without any exception or qualification for materiality or a material adverse effect, the aggregate consequences of breaches and inaccuracies of such representation and warranty taken together with breaches and inaccuracies of any other representation and warranty would or would reasonably be expected to have a material adverse effect on the assets, liabilities, business, long-term profitability, results of operations or financial condition of such party hereto and its subsidiaries taken as a whole, and (b) elsewhere in this Agreement, the aggregate consequences of all breaches and inaccuracies of covenants and representations of such party under this Agreement, when read without any exception or qualification for materiality or a material adverse effect, would or would reasonably be expected to have a material adverse effect on the assets, liabilities, business, long-term profitability, results of operations or financial condition of such party and its subsidiaries taken as a whole or on its ability to consummate the transactions contemplated by this Agreement.

         Section 2.23 Best Knowledge. Whenever the term "best knowledge" is used in this Agreement with respect to a Seller, the same shall mean the current, actual knowledge of such Seller's executive officers.

                                  ARTICLE III.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to each Seller as of the date of this Agreement as follows:

         Section 3.1 Authority. It is a corporation validly existing and in good standing under the laws of the State of New Jersey. It has full corporate power and authority, without the consent or approval of any other person, to execute and deliver this Agreement, to cause the delivery of the Notes and to consummate the Transaction. All corporate and other actions required to be taken by or on behalf of it to authorize the execution, delivery and performance of this Agreement have been duly and properly taken.

         Section 3.2 Validity. This Agreement is duly executed and delivered by it and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its lawful, valid and binding obligation, enforceable against the Purchaser in accordance with the terms of this Agreement.

         Section 3.3 Consents and Approvals; No Conflicts. None of the execution, delivery and performance of this Agreement or the consummation by it of the Transaction (a) conflict with or result in a breach of any term or provision of its charter or bylaws; (b) require any consent, approval authorization or permit of, or filing with or notification to any court or governmental entity, including without limitation pursuant to the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, but excluding disclosure of the Transaction pursuant to the Exchange Act; (c) violate, conflict with or constitute a breach of any of the terms or provisions of, require any consent under, result in a default (or an event that with notice or lapse of time or both would become a default) under any material contract, agreement or other instrument to which it is a party or by which it is bound; or (d) violate or conflict with any order, writ, injunction, decree or judgment of any court or governmental entity applicable to it; except in each case for such consents, approvals, authorizations, permits, filings or notifications that are not obtained, or such conflicts, breaches, violations, defaults or violations, that would not have a material adverse effect on its authority to consummate the Transaction.

         Section 3.4 Purchase for Investment. It is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and it is purchasing the Shares sold and delivered to it hereunder for investment solely for its own account and not with a view to, or for resale in connection with, the distribution thereof. It understands that such Shares are restricted securities under the Securities Act and that such Shares must be held indefinitely unless they are registered under the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available. It is not acquiring the Shares as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

         Section 3.5 Nature of Purchaser. It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Shares and is able to financially bear the risks thereof. It has had the opportunity to discuss CompX and its business, management and financial affairs with the management of CompX and its affiliates and has received (or has had made available) any financial and business documents it has requested, and there is no additional information regarding CompX or the Shares that it wishes to receive or that it requires in order to made an informed business decision with respect to the Shares.

         Section 3.6 Brokers. Neither Purchaser nor any stockholder, director, officer, employee or affiliate thereof has incurred or will incur on behalf of CompX or its subsidiaries, any brokerage, finders', advisory or similar fee in connection with the Transaction.

                                  ARTICLE IV.
                                 INDEMNIFICATION

         Section 4.1 Survival of Representations and Warranties. All of the representations, warranties and agreements made by the Sellers shall survive the execution and delivery of this Agreement for a period of twelve (12) months following the date hereof; provided, that the representations, warranties and agreements made by the Sellers in Sections 2.3, 2.11, 2.19 and 2.21 shall survive the execution and delivery of this Agreement and for the respective applicable statute of limitations.

         All representations, warranties and agreements of Purchaser shall survive the execution and delivery of this Agreement for a period of twelve (12) months following the date hereof.

         Section 4.2 Obligation of the Sellers to Indemnify. Subject to the limitations set forth in Sections 4.1 and 4.5, the Sellers hereby agree to indemnify, defend and hold harmless Purchaser and its directors, officers, employees, affiliates, successors, assigns and representatives, from and against all claims, losses, liabilities, damages, deficiencies, judgments, settlements, costs of investigation or other out-of-pocket expenses (including interest, penalties and reasonable attorneys' fees and disbursements and expenses incurred in enforcing this indemnification or in any litigation between the parties or with third parties) (collectively, the "Losses") suffered or incurred by Purchaser or any of the foregoing persons arising out of any breach of the representations, warranties and agreements of the Sellers contained in this Agreement or the CompX Disclosure Schedule; provided, that, for any representation, warranty or agreement that is limited by materiality or a Material Adverse Effect ("Materiality Language"), a misrepresentation or breach of such representation, warranty or agreement shall be determined, solely for purposes of this Article IV, as if Materiality Language were not included therein.

         Section 4.3 Obligations of Purchaser to Indemnify. Purchaser hereby agrees to indemnify, defend and hold harmless each Seller and its directors, officers, employees, affiliates, successors, assigns and representatives from and against all Losses suffered or incurred by the Sellers or any of the foregoing persons arising out of any breach of the representations, warranties or agreements of Purchaser contained in this Agreement.

         Section 4.4 Notice and Opportunity to Defend Third Party Claims.

                  (a) Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstance that gives rise to a claim or the commencement (or a written threat of the commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give prompt notice thereof (the "Claims Notice") to the party or parties obligated to provide indemnification pursuant to Section 4.2 or 4.3 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

                  (b) The Indemnifying Party may elect to defend, at its own expense and with its own counsel satisfactory to Indemnitee, any Asserted Liability, but only if (A) the Indemnifying Party notifies the Indemnitee in writing within 30 days after the Indemnitee has given notice of the Asserted Liability that the Indemnifying Party will indemnify the Indemnitee from and against any Losses the Indemnitee may suffer resulting from, arising out of, relating to, or caused by the Asserted Liability, (B) the Asserted Liability involves only money damages and does not seek an injunction or other equitable relief, (C) settlement of, or an adverse judgment with respect to, the Asserted Liability is not, in the good faith judgment of the Indemnitee, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnitee, (D) the Indemnifying Party conducts the defense of the Asserted Liability actively and diligently, and (E) the Indemnitee shall have reasonably concluded that there is no conflict of interest between the Indemnitee and the Indemnifying Party in the conduct of such defense. If the Indemnifying Party elects to defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the defense of such Asserted Liability. If the Indemnifying Party assumes the defense against any Asserted Liability it will be conclusively established for purposes of this Agreement that such Asserted Liability is within the scope of, and subject to, indemnification. If the Indemnifying Party elects not to defend the Asserted Liability, is not permitted to defend the Asserted Liability by reason of the first sentence of this Section 4.4(b), fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Asserted Liability, the Indemnitee may pay, compromise  or  defend  such  Asserted  Liability  at the sole cost and expense of the Indemnifying Party if determined to be liable to the Indemnitee hereunder. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Any expenses of any Indemnitee for which indemnification is required hereunder shall be paid upon written demand therefor; provided that the Indemnitee provides the Indemnifying Party with all documentation necessary to support such expenses and undertakes to reimburse the Indemnifying Party for any such expenses if indemnification is ultimately determined not to be available or appropriate under the terms of this Agreement.

         Section 4.5 Limitation and Indemnification; Payments of Losses.

                  (a) The Sellers' liability for indemnifiable damages pursuant to this Article IV shall not be payable unless and until the amount of Losses suffered or incurred by Purchaser exceeds in the aggregate $1.7 million (the "Basket Amount"); thereafter, the Sellers shall be responsible for the payment of Losses in excess of the Basket Amount subject to the limitations set forth in this Section 4.5.

                  (b) The Sellers shall not have any liability for indemnifiable damages pursuant to this Article IV to the extent the aggregate amount of Losses suffered or incurred by Purchaser in excess of the Basket Amount exceeds an amount equal to $80.0 million (the "Cap").

                  (c) Notwithstanding anything to the contrary hereunder, any amounts payable by the Indemnifying Party pursuant to this Article IV shall be reduced by the amount of any insurance proceeds recovered by the Indemnitee in connection with such Claim.

                  (d) The parties will act in good faith so that any amounts payable by an Indemnifying Party to an Indemnitee pursuant to this
         Article IV shall be treated, for tax purposes, as an adjustment to the Purchase Price, unless a final determination with respect to an Indemnitee or any of its affiliates causes any such payment not to be treated as an adjustment to purchase price for United States federal income tax purposes. Subject to the Cap, if such payment cannot be treated as an adjustment to the purchase price for tax purposes, then such indemnification payment shall be increased to take account of any net tax cost incurred by the Indemnitee as a result of the receipt or accrual of such payments.

                                   ARTICLE V.
                               GENERAL PROVISIONS

         Section 5.1 Restricted Shares. Purchaser hereby consents to the placing of a legend on any stock certificates evidencing the Shares stating that the Shares are restricted securities and to CompX's issuance of stop transfer instructions in connection with the Shares.

         Section 5.2 Amendment and Waiver. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in a writing referring to this Agreement and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 5.3 Parties and Interest. This Agreement shall bind and inure to the benefit of the parties named herein and their respective heirs, successors and assigns.

         Section 5.4 Entire Transaction. This Agreement contains the entire understanding among the parties with respect to the transactions contemplated hereby and supersedes all other agreements and understandings among the parties with respect to the subject matter of this Agreement.

         Section 5.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         Section 5.6 Severability. If any provision of this Agreement is found to violate any statute, regulation, rule, order or decree of any governmental authority, court, agency or exchange, such invalidity shall not be deemed to effect any other provision hereof or the validity of the remainder of this Agreement and such invalid provision shall be deemed deleted to the minimum extent necessary to cure such violation.

         Section  5.7  Notice.   All  notices,   requests,   demands  and  other
communications hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid as follows:

                  If to the Sellers:            Valhi, Inc.
                                                5430 LBJ Freeway
                                                Three Lincoln Centre, Suite 1700
                                                Dallas, Texas 75240-2697
                                                Attention:  General Counsel

                                                Valcor, Inc.
                                                5430 LBJ Freeway
                                                Three Lincoln Centre, Suite 1700
                                                Dallas, Texas 75240-2697
                                                Attention:  General Counsel

                  If to Purchaser:              NL Industries, Inc.
                                                5430 LBJ Freeway
                                                Three Lincoln Centre, Suite 1700
                                                Dallas, Texas 75240-2697
                                                Attention:  General Counsel

         Section 5.8 Headings. The sections and other headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

         Section 5.9 Expenses. Except as otherwise expressly provided herein, each party to this Agreement shall pay its own costs and expenses in connection with the transactions contemplated hereby.

         Section 5.10 Transfer Taxes. All stock transfer, real property transfer, documentary, sales, use, registration, value-added and other similar taxes incurred in connection with the transactions contemplated by this Agreement shall be borne by the Sellers and the Sellers shall indemnify Purchaser for any such taxes incurred by Purchaser as a result of the Sellers' failure to timely pay such taxes.

         The parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.



                                      VALHI, INC.



                                       By:  /s/  Bobby D. O'Brien
                                            ------------------------------------
                                            Bobby D. O'Brien, Vice President



                                      VALCOR, INC.



                                      By:   /s/  Bobby D. O'Brien
                                            ------------------------------------
                                            Bobby D. O'Brien, Vice President



                                      NL INDUSTRIES, INC.



                                      By:    /s/  Gregory M. Swalwell
                                             -----------------------------------
                                             Gregory M. Swalwell, Vice President